Exhibit 16.1

SEALE and BEERS, CPAs
PCAOB & CPAB REGISTERED AUDITORS
www.sealebeers.com


March 5, 2010

Office Of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included under Item 4.01 in the Form 8-K dated March 5, 2010 of Freight Management Corp. (the "Company") to be filed with the Securities and Exchange Commission and we agree with such statements insofar as they relate to our dismissal, our audit of their December 31, 2008 and 2007 financial statements and our review of their September 30, 2009 financial statements. We cannot confirm or deny that the appointment of Weinberg & Company was approved by the Board of Directors, or that they were not consulted prior to their appointment as auditors.

Very truly yours,


/s/ Seale and Beers, CPAs
----------------------------------
Seale and Beers, CPAs
Las Vegas, Nevada


CC: U.S. Securities & Exchange Commission
    Office of the Chief Accountant
    100 F Street, NE
    Washington, DC 20549
    202-551-5300 Phone
    202-772-9252 Fax




Seale and Beers, CPAs                           PCAOB & CPAB Registered Auditors
50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888)727-8251 Fax: (888)782-2351